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                                                                  EXHIBIT 23.2
                                                                  ------------

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement (No.
333-        ) on Form S-8 of Avant! Corporation of our audit reports of Anagram,
Incorporated dated March 14, 1996, and September 18, 1996 relating to the balance sheets of Anagram, Incorporated as of December 31, 1995 and 1994, and the related statements of earnings, shareholders' equity and cash flows for the years then ended.

We consent to the incorporation by reference in the registration statement (No.
333-    ) on Form S-8 of Avant! Corporation of our report dated September 20,
1996 on reviewed financial statements of Anagram, Incorporated as of June 30, 1995 and 1996 and the related statements of earnings, stockholders' equity and cash flows for the six months then ended.

ROBERTS ACCOUNTANCY CORPORATION

/S/  Roberts Accountancy


San Jose, California
October 28, 1996